Exhibit 5.1

KIRKLAND & ELLIS LLP
AND AFFILIATED PARTNERSHIPS

Citigroup Center 153 East 53rd Street New York, New York 10022-4611
Facsimile:
212-446-4800	212-446-6460

www.kirkland.com
December 2, 2008

Clearwire Corporation
4400 Carillon Point
Kirkland, Washington 98033
               Registration Statement on Form S-8
Ladies and Gentlemen:
     We are providing this letter in our capacity as special counsel to Clearwire Corporation, a Delaware corporation (the “Company”), in connection with the filing by the Company of a Registration Statement on Form S-8 (the “Registration Statement”) under the Securities Act of 1933, as amended (the “Act”), with the Securities and Exchange Commission (the “Commission”) covering the offering of up to 102,328,864 shares of the Company’s Class A Common Stock, par value $0.0001 per share (the “Plan Shares”), pursuant to the Clearwire Corporation 2003 Stock Option Plan, the Clearwire Corporation 2007 Stock Compensation Plan and the New Clearwire Corporation 2008 Stock Compensation Plan (each, a “Plan” and collectively, the “Plans”).
     In that connection, we have examined originals, or copies certified or otherwise identified to our satisfaction, of such documents, corporate records and other instruments as we have deemed necessary for the purposes of this opinion, including: (i) the Amended and Restated Certificate of Incorporation and the Bylaws of the Company, each as amended to the date hereof and attached as exhibits to the Registration Statement; (ii) certain resolutions adopted by the board of directors of the Company; (iii) the Plans; and (iv) the Registration Statement. In addition, we have made such other and further investigations as we have deemed necessary to enable us to express the opinions hereinafter set forth.
     For purposes of this opinion, we have made the following assumptions, in each case without independent verification: (i) the authenticity of all documents submitted to us as originals; (ii) the conformity to the originals of all documents submitted to us as copies; (iii) the authenticity of the originals of all documents submitted to us as copies; (iv) the genuineness of the signatures of persons signing all documents in connection with which this opinion is rendered; (v) the authority of such persons signing on behalf of the parties thereto; (vi) the due authorization, execution and delivery of all documents by the parties thereto; and (vii) the legal capacity of all natural persons. We have further assumed that each of the agreements to be entered into between the Company and the Plan participants will conform to the requirements of the Plans. As to any facts material to the opinions expressed herein which we have not independently established or verified, we have relied upon oral or written statements and representations of officers and other representatives of the Company and others.
     Based upon and subject to the foregoing and the other qualifications, assumptions and limitations stated in this letter, it is our opinion that the Plan Shares reserved for issuance under the Plans have been duly authorized and, when (i) the Registration Statement related to the Plan Shares becomes effective under the Act, (ii) the Plan Shares have been duly issued in accordance with the terms and conditions of the Plans upon receipt of the consideration to be paid therefor (assuming in each case the consideration received by the Company is at least equal to $0.0001 per share) and are registered by the transfer agent and registrar of the Company, and (iii) the certificates representing the Plan Shares comply as to form with the bylaws of the Company and the Delaware General Corporation Law and bear all necessary signatures and authentications, the Plan Shares will be validly issued, fully paid and nonassessable.
     Our opinion expressed above is subject to the qualification that we express no opinion as to the applicability of, compliance with, or effect of any laws except the General Corporation Law of the State of Delaware.

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KIRKLAND & ELLIS LLP

Clearwire Corporation
December 2, 2008

     We have relied without independent investigation upon an assurance from the Company that the number of shares which the Company is authorized to issue in its Amended and Restated Certificate of Incorporation exceeds the number of shares outstanding and the number of shares which the Company is obligated to issue (or had otherwise reserved for issuance) for any purposes other than issuances in connection with the Plans by at least the number of Plan Shares which may be issued in connection with the Plans, and we have assumed that such condition will remain true at all future times relevant to this opinion. We have assumed that the Company will cause certificates representing Plan Shares issued in the future to be properly executed and delivered and will take all other actions appropriate for the issuances of such Plan Shares. Our opinion assumes that the Registration Statement related to the Plan Shares will become effective under the Act before any Plan Shares covered by such Registration Statement are sold.
     We hereby consent to the filing of this opinion with the Commission as Exhibit 5.1 to the Registration Statement. In giving this consent, we do not thereby concede that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission.
     We do not find it necessary for the purposes of this opinion to cover, and accordingly we do not purport to cover herein, the application of the securities or “Blue Sky” laws of the various states to the issuance and sale of the Plan Shares.
     This opinion is limited to the specific issues addressed herein, and no opinion may be inferred or implied beyond that expressly stated herein. We assume no obligation to revise or supplement this opinion should the present laws of the State of Delaware be changed by legislative action, judicial decision or otherwise.
     This opinion is furnished to you solely in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Act and is not to be used, circulated, quoted or otherwise relied upon for any other purpose.

Sincerely,
/s/ Kirkland & Ellis LLP

KIRKLAND & ELLIS LLP